westmoreland.com | NASDAQ:WLB January 8, 2015 Investor Presentation Westmoreland Acquires Buckingham Coal Company

1 Forward Looking Statements This document contains “forward-looking statements.” Forward-looking statements can be identified by words such as “anticipates,” “intends,” “plans,” “seeks,” “believes,” “estimates,” “expects,” “will,” “should” and similar references to future periods. Examples of forward-looking statements include, but are not limited to, statements about our results of operations, our proven and probable coal reserves, the existence of coal reserve acquisition opportunities expected to be available in the marketplace, our belief that we will be able to meet all covenant requirements for the foreseeable future, our belief that our cost-protected contract pricing insulates our business from the broader coal price environment, our ability to mitigate cash losses through hedging arrangements, our belief that our recent acquisitions of Westmoreland Resources GP, LLC (f/k/a Oxford Resources GP, LLC) and Buckingham Coal Company, LLC will create value for our stakeholders, and our anticipated use of the proceeds of this amendment. Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. Our actual results may differ materially from those contemplated by the forward-looking statements. We therefore caution you against relying on any of these forward-looking statements. They are statements neither of historical fact nor guarantees or assurances of future performance. Important factors that could cause actual results to differ materially from those in the forward-looking statements include political, economic, business, competitive, market, weather and regulatory conditions and the following:  Our ability to manage operations following our recent acquisitions;  Our efforts to effectively integrate the operations we recently acquired with our existing business and our ability to manage our expanded operations;  Our ability to realize growth opportunities and cost synergies as a result of the addition of the operations we recently acquired;  Our substantial level of indebtedness;  The ability of our hedging arrangement with respect to our Roanoke Valley Power Facility (“ROVA”) to generate free cash flow due to the fully hedged position through March 2019;  Changes in our post-retirement medical benefit and pension obligations and the impact of the recently enacted healthcare legislation on our employee health benefit costs;  Inaccuracies in our estimates of our coal reserves;  Our potential inability to expand or continue current coal operations due to limitations in obtaining bonding capacity for new mining permits, and/or increases in our mining costs as a result of increased bonding expenses;  The effect of prolonged maintenance or unplanned outages at our operations or those of our major power generating customers;  The inability to control costs, recognize favorable tax credits and/or receive adequate train traffic at our open market mine operations;  Competition within our industry and with producers of competing energy sources;  Existing and future legislation and regulation affecting both our coal mining operations and our customers’ coal usage, governmental policies and taxes, including those aimed at reducing emissions of elements such as mercury, sulfur dioxides, nitrogen oxides, particulate matter or greenhouse gases;  The effect of Environmental Protection Agency’s and Canadian and provincial governments’ inquiries and regulations on the operations of the power plants to which we provide coal; and  Other factors that are described under the heading “Risk Factors” found in our reports filed with the SEC, including our Annual Report on Form 10-K and Quarterly Reports on Form 10-Q which are incorporated by reference. Notice to Investors The information contained herein has been prepared by us solely for meetings with investors in connection with this amendment and Term Loan Add-on. Reserve Quantities The coal reserve estimates in this presentation are estimates based on the interpretation of limited sampling and subjective judgments regarding the grade, continuity and existence of mineralization, as well as the application of economic assumptions, including assumptions as to operating costs, foreign exchange rates and future commodity prices. The sampling, interpretations or assumptions underlying any reserve estimate may be incorrect, and the impact on the amount of reserves ultimately proven to be recoverable may be material. Basis of Presentation The information in this presentation is presented differently from our historical financial information. Unless otherwise indicated, historical financial and operational data for all periods ending after January 1, 2013 gives effect to our acquisition of certain Canadian operations from Sherritt International, which occurred on April 28, 2014 (the “Canadian Acquisition”), as if such acquisition occurred on January 1, 2013. Certain information has been further adjusted to give effect to the December Refinancing described herein as of January 1, 2013 as if such transactions occurred on such date. Unless otherwise indicated, all financial and operational information contained in this presentation (including production data) does not reflect the effect of the Buckingham acquisition or the Oxford Acquisition and only includes the Restricted Group, which refers to Westmoreland and its restricted subsidiaries, excluding Oxford and its subsidiaries. Disclaimers

2 Note: See Basis of Presentation; As used herein, pro forma information for the LTM period ended September 30, 2014 gives effect to the Canadian Acquisition and the December Refinancing as if such transactions occurred on January 1, 2013.  On December 16, 2014, following the successful completion of a Tender / Consent Solicitation (the “Tender Offer”) for Westmoreland Coal Company’s (“Westmoreland”, the “Company”, or the “Borrower”) existing 10.75% Senior Secured Notes due 2018 (the “10.75% Notes”), the Company completed a $750 million refinancing of its existing ABL Credit Facility (the “Revolver”) and the 10.75% Notes (the “December Refinancing”), consisting of:  $50 million Revolver  $350 million Senior Secured Term Loan due 2020 (the “Term Loan”)  $350 million 8.75% Senior Secured Notes due 2022 (the “Notes”)  On December 31, 2014, Westmoreland closed its previously announced acquisition (the “Oxford Acquisition”) of Westmoreland Resources GP, LLC (f/k/a Oxford Resources GP, LLC) following a unitholder approval of the restructuring of Westmoreland Resource Partners, LP (f/k/a Oxford Resource Partners, LP) on terms previously disclosed  On January 1, 2015, Westmoreland, through its wholly-owned subsidiary, WCC Land Holding Company, Inc., acquired Buckingham Coal Company, LLC (“Buckingham”), a privately-owned coal company with operations in the State of Ohio, for a purchase price of $34 million  The Company plans to raise a $50 million incremental senior secured term loan (the “Term Loan Add-on”) to repay certain amounts advanced under a coal supply agreement with AEP Generation Resources Inc. (“AEP”) and to provide additional liquidity  The acquisition of Buckingham and proposed financing will be approximately leverage neutral on a pro forma basis; however, Buckingham represents a strategic opportunity for Westmoreland and is expected to be accretive in the near term Background

3 Buckingham Transaction Rationale  Secures new long-term coal supply agreement with AEP  Strengthens relationship with AEP, the largest buyer of Northern Appalachian coal and an existing customer of Westmoreland Resource Partners, LP  Significant potential to optimize Buckingham operations  Historically high cost operations as a result of above-market contract  Potential to benefit from operational efficiencies  Strategically located operations  Near Westmoreland Resource Partners’ New Lexington Complex  Ability to broker and substitute tonnage from regional operations in most economic manner  Access to Norfolk Southern rail system – Direct rail haul route to the Carolinas where Northern Appalachian coal has an advantage over Illinois Basin coal – Provides access to potential new customer base  Improves Westmoreland Resource Partners’ competitive positioning for a new industrial contract  Potential for margin enhancement  Ability to ship from Buckingham expected to reduce transportation costs by $5 per ton  Opportunity for other value-enhancing initiatives  Potential to wash currently owned Athens County reserves and to ship them by rail  Contract mining

Overview of Buckingham

Overview

- Buckingham controls three mining areas in Ohio: the Glouster #2 mine (in reclamation), Mine #6 and Mine #7
  - Operations are located ~20 miles southeast of Westmoreland Resource Partners' New Lexington complex
  - Underground room and pillar mining
  - Estimated recoverable reserves of 30 million tons as of September 2014
  - Non-union operation
- Mine #6 includes a modern, updated preparation plant
  - Produces higher quality coals which opens new markets to Westmoreland Resource Partners' coal; coal currently supplied by Murray & Alliance
  - Preparation plant strategically located to reduce transportation costs to river loadouts
  - Ability to provide economic transportation to Westmoreland Resource Partners' customer, E. Kentucky Power
  - Going forward, Mine #6 will be the only active mine supplying coal from Buckingham
- It is anticipated that Mine #7 will be closed due to its higher cost and the ability for Westmoreland to economically supply coal from its newly acquired Ohio mines
- Third party engineering report has concluded that there are no significant inherent hazardous conditions; non-gassy mine
  - Manageable roof and floor conditions
  - Excellent safety performance
- Modest final reclamation costs once closure is initiated
- The Conesville power plant, operated by AEP Generation Resources Inc., is currently the sole customer of the Buckingham operations
  - A new 5-year contract for Conesville's 800 MW Unit 4 has been agreed to with a minimum commitment of 1.1 million tons per year
  - Estimated annual EBITDA of $10-12 million based on minimum tonnage commitment and preliminary management estimate for EBITDA per ton of $10

Location of Operations



Coal Valley
Genessee
Paintearth
Poplar River
Sheerness
Estevan(1)
Savage
Rosebud
Absaloka
Beulah
Kemmerer
Headquarters
Roanoke Valley
Power Facility (ROVA)
Jewett

Westmoreland Resource Partners Mines



OHIO
Harrison
Cadiz
Tuscarawas
Belmont
Plainfield(2)
Bellaire Terminal
New Lexington
Noble
Buckingham
KENTUCKY
Muhlenburg(2)
Legend
Coal – U.S.
Coal – Canada
Power
Oxford Mines

Source: Westmoreland Management
1. Includes activated carbon plant and char facility.
2. Currently inactive operations.

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WESTMORELAND COAL COMPANY